                                   CREDIT AGREEMENT

         THIS CREDIT AGREEMENT ("AGREEMENT"), dated as of January 30, 1997, is entered into by and between NOR'WESTER BREWING COMPANY, an Oregon corporation ("BORROWER") and UNITED BREWERIES OF AMERICA, INC., a Delaware corporation ("PURCHASER").


                                      RECITALS

         A. Reference is made to (i) that certain Investment Agreement, dated as of January 30, 1997, among Borrower, Willamette Valley, Inc. Microbreweries Across America ("WVI"), various Subsidiaries of Borrower, North Country Joint Venture, LLC, a limited liability corporation organized under the laws of Oregon ("NORTH COUNTRY"), James W. Bernau, a shareholder of Borrower and the Chairman of the Board of Directors of Borrower ("BERNAU") and Purchaser (the "INVESTMENT AGREEMENT"); and (ii) those certain loans advanced by Purchaser to Borrower and WVI on October 31, 1996, November 7, 1996, and December 27, 1996, respectively, in an original aggregate principal amount of $900,000 (collectively, the "EXISTING ADVANCE"), on which the aggregate accrued and unpaid interest thereon as of January 27, 1997 is $19,184.53.

         B. Pursuant to Section 7.1 of the Investment Agreement, Purchaser has agreed to provide additional loans to Borrower in an aggregate principal amount not to exceed $1,850,000. When the additional loans are added to the Existing Advance, the aggregate principal amount will not exceed $2,750,000 (the "TOTAL COMMITMENT").

         C. Purchaser is willing to provide such additional loans to Borrower upon the terms and subject to the conditions set forth below. In addition, Borrower and Purchaser also wish to restate herein Borrower's obligation with respect to the Existing Advance (which obligation shall include the assumption by Borrower of WVI's obligation, if any, with respect to the Existing Advance).


                                      AGREEMENT

         NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows.

SECTION I.         INTERPRETATION.

    1.01. DEFINITIONS. Unless otherwise indicated in this Agreement or any other Credit Document, each term set forth below, when used in this Agreement or any other Credit Document, shall have the respective meaning given to that term below or in the provision of this Agreement or other document, instrument or agreement referenced below.

    "ADVANCE" shall have the meaning given to that term in SUBPARAGRAPH
2.01(B).

    "AGREEMENT" shall mean this Credit Agreement.

    "ANCILLARY AGREEMENTS" shall have the meaning given to that term in the Investment Agreement.

    "BERNAU" shall have the meaning given to that term in RECITAL A.

    "BORROWER" shall have the meaning given to that term in THE INTRODUCTORY PARAGRAPH.

    "BUSINESS DAY" shall have the meaning given to that term in the Investment Agreement.

    "CLOSING" shall have the meaning given to that term in the Investment Agreement.

    "COLLATERAL" shall mean all property in which Purchaser has a Lien to secure the Obligations.

    "COMMON STOCK" shall have the meaning given to that term in the Investment Agreement.

    "CONSTITUENT CORPORATIONS" shall have the meaning given to that term in the Investment Agreement.

    "CONVERTIBLE NOTE" shall have the meaning given to that term in PARAGRAPH 2.03.

    "CREDIT DOCUMENTS" shall mean and include this Agreement, the Convertible Note, the Security Documents, all other documents, instruments and agreements delivered to Purchaser pursuant to PARAGRAPH 3.01 and all other documents, instruments and agreements delivered to Purchaser by Borrower, any of its Subsidiaries, Bernau or North Country in connection with this Agreement on or after the date of this Agreement.

    "DEFAULT" shall mean any event or circumstance not yet constituting an Event of Default which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.

    "DOLLARS" and "$" shall mean the lawful currency of the United States of America and, in relation to any payment under this Agreement, same day or immediately available funds.

    "EFFECTIVE DATE" shall mean January 30, 1997.

    "EVENT OF DEFAULT" shall have the meaning given to that term in PARAGRAPH 6.01.

    "EXISTING ADVANCE" shall have the meaning given to that term in RECITAL A.

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

    "GAAP" shall have the meaning given to that term in the Investment
Agreement.

    "INVESTMENT AGREEMENT" shall have the meaning given to that term in RECITAL
A.

    "LIEN" shall have the meaning given to that term in the Investment
Agreement.

    "MATERIAL ADVERSE EFFECT" shall mean (a) a "Material Adverse Effect" as such term is defined in the Investment Agreement (including without limitation schedules of exceptions thereto) and (b) a material adverse effect on Purchaser's security interest in the Collateral or the perfection or priority of such security interests.

    "NORTH COUNTRY" shall have the meaning given to that term in RECITAL A.

    "OBLIGATIONS" shall mean and include, with respect to Borrower, all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by Borrower to Purchaser of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement, the Convertible Note or any of the other Credit Documents, including without limitation all interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to Borrower or payable by Borrower hereunder or thereunder.

    "PERSON" shall have the meaning given to that term in the Investment Agreement.

    "PERSONAL GUARANTY" shall have the meaning given to that term in PARAGRAPH 2.05.

    "PLEDGE AGREEMENT" shall have the meaning given to that term in PARAGRAPH 2.05.

    "PURCHASER" shall have the meaning given to that term in THE INTRODUCTORY PARAGRAPH.

    "SECURITY AGREEMENT" shall have the meaning given to that term in PARAGRAPH 2.05.

    "SECURITY DOCUMENTS" shall mean and include the Security Agreement, the Pledge Agreement, the Personal Guaranty, and all other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements, fixture filings and landlord waivers) delivered to Purchaser in connection with any Collateral or to secure the Obligations.

    "SUBSIDIARY" shall have the meaning given to that term in the Investment Agreement.

    "TOTAL COMMITMENT" shall have the meaning given to that term in RECITAL B.

    "UCB" shall have the meaning given to that term in the Investment
Agreement.

    "WVI" shall have the meaning given to that term in RECITAL A.

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

    1.02. GAAP. Unless otherwise indicated in this Agreement or any other Credit Document, all accounting terms used in this Agreement or any other Credit Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP consistently applied.

    1.03. HEADINGS. Headings in this Agreement and each of the other Credit Documents are for convenience of reference only and are not part of the substance hereof or thereof.

    1.04. PLURAL TERMS. All terms defined in this Agreement or any other Credit Document in the singular form shall have comparable meanings when used in the plural form and VICE VERSA.

    1.05. TIME. All references in this Agreement and each of the other Credit Documents to a time of day shall mean San Francisco, California time, unless otherwise indicated.

    1.06. GOVERNING LAW. This Agreement and each of the other Credit Documents (unless otherwise provided in such other Credit Documents) shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

    1.07. ENTIRE AGREEMENT. This Agreement and each of the other Credit Documents, taken together, constitute and contain the entire agreement of Borrower and Purchaser with respect to the matters set forth herein, and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

    1.08. CALCULATION OF INTEREST AND FEES. All calculations of interest and fees under this Agreement and the other Credit Documents for any period (a) shall include the first day of such period and exclude the last day of such period and (b) shall be calculated on the basis of a year of 365 or 366 days, as appropriate, for actual days elapsed.

    1.09. OTHER INTERPRETIVE PROVISIONS. References in this Agreement to "Recitals," "Sections," "Paragraphs," "Subparagraphs," "Exhibits" and "Schedules" are to recitals, sections, paragraphs, subparagraphs, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement and each of the other Credit Documents to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. References in this Agreement and each of the other Credit Documents to any statute or other law (i) shall include any successor statute or law, (ii) shall include all rules and regulations promulgated under such statute or law (or any successor statute or law), and (iii) shall mean such statute or law (or successor statute or law) and such rules and regulations, as amended, modified, codified or reenacted from time to

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

time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Credit Document shall refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document, as the case may be. The words "include" and "including" and words of similar import when used in this Agreement or any other Credit Document shall not be construed to be limiting or exclusive. In the event of any inconsistency between the terms of this Agreement and the terms of any other Credit Document, the terms of this Agreement shall govern.

SECTION II.        CREDIT FACILITY.

    2.01.     CREDIT FACILITY.

         (a) EXISTING ADVANCE. Borrower acknowledges and agrees that Purchaser has previously advanced to Borrower and WVI the Existing Advance and that all of the proceeds of the Existing Advance have been for the benefit of Borrower. Accordingly, Borrower hereby assumes WVI's obligation, if any, with respect to the Existing Advance. Borrower's obligation to repay the Existing Advance shall hereinafter be evidenced by the Convertible Note.

         (b) NEW ADVANCES. Purchaser agrees, on the terms and conditions hereinafter set forth, to make advances (the "ADVANCES") to Borrower on such dates and in such amounts as shall be mutually agreed to between Borrower and Purchaser in an aggregate amount, when combined with the amounts outstanding under the Existing Advance, not to exceed at any time outstanding the Total Commitment; PROVIDED, HOWEVER, that Purchaser shall only be required to make any Advance if the conditions set forth in SECTION III have been satisfied or waived by Purchaser. In furtherance of the foregoing, representatives of Purchaser will meet with Borrower and the other Constituent Corporations from time to time to review the financial results of Borrower and the other Constituent Corporations, the need for additional financing and the payment of creditors, and Purchaser and Borrower will mutually agree upon the timing, amounts and uses of the Advances. In addition, Purchaser will provide resources to Borrower and the other Constituent Corporations to assist in the management of Borrower's and the other Constituent Corporations' accounts payable.

    2.02. MAKING THE ADVANCES. Not later than 11:00 a.m. on the date of such Advance and upon fulfillment of the applicable conditions set forth in
SECTION III, Purchaser will make such Advance available to Borrower in same day funds at Borrower's address referred to in PARAGRAPH 7.01.

    2.03. INTEREST AND REPAYMENT. Borrower shall repay, and shall pay interest on, the aggregate unpaid principal amount of all Advances in accordance with a convertible promissory note of Borrower, in substantially the form of EXHIBIT A hereto (the "CONVERTIBLE

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NOTE"), evidencing the indebtedness resulting from the Existing Advance and such other Advances and delivered to Purchaser pursuant to PARAGRAPH 3.01.

    2.04. PAYMENTS AND COMPUTATIONS. Borrower shall make each payment under any Credit Document not later than 12:00 noon on the day when due in lawful money of the United States of America to Purchaser at its address referred to in PARAGRAPH 7.01 in same day funds. Whenever any payment to be made hereunder or under the Convertible Note shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

    2.05.     SECURITY.

         (a)  SECURITY AGREEMENT, PLEDGE AGREEMENT, PERSONAL GUARANTY, ETC.
    The Obligations shall be secured by (i) a Security Agreement in the form of EXHIBIT B, duly executed by North Country (the "SECURITY AGREEMENT"), (ii) a Pledge Agreement in the form of EXHIBIT C, duly executed by Borrower (the "PLEDGE AGREEMENT") and (iii) a Personal Guaranty in the form of EXHIBIT D, duly executed by Bernau (the "PERSONAL GUARANTY"). Upon the execution and delivery of the Security Agreement and the Pledge Agreement, and the perfection of the security interests created thereunder, Purchaser shall execute and deliver such documents, instruments and agreements as Borrower may reasonably request to release Purchaser's security interest in the 496,003 shares of Willamette Valley Vineyards common stock previously pledged to Purchaser by Bernau under that certain Amended and Restated Pledge Agreement dated as of December 27, 1996.

         (b) FURTHER ASSURANCES. Borrower shall deliver, and shall cause North Country and Bernau to deliver, to Purchaser such additional security agreements, pledge agreements, guaranty agreements, and other instruments, agreements, certificates and documents (including Uniform Commercial Code financing statements and fixture filings) as Purchaser may reasonably request to (i) grant, perfect, maintain, protect and evidence security interests in favor of Purchaser in the Collateral prior to the Liens or other interests of any Person, other than such Liens or other interests expressly permitted in the Security Documents and (ii) otherwise establish, maintain, protect and evidence the rights provided to Purchaser pursuant to the Security Documents. Borrower shall fully cooperate, and shall cause North Country and Bernau to fully cooperate, with Purchaser and perform all additional acts reasonably requested by Purchaser to effect the purposes of this PARAGRAPH 2.05.

SECTION III.  CONDITIONS PRECEDENT.

    3.01. INITIAL CONDITIONS PRECEDENT. The obligations of Purchaser to make the initial Advance is subject to receipt by Purchaser, on or prior to the Effective Date, of each item listed in SCHEDULE 3.01, each in form and substance satisfactory to Purchaser.

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

    3.02. CONDITIONS PRECEDENT TO EACH ADVANCE. The making of each Advance (including the initial Advance) is subject to the further conditions that on the date such Advance is to occur and after giving effect to such Advance, the following shall be true and correct:

         (a) The representations and warranties of Borrower set forth in PARAGRAPH 4.01 and in the other Credit Documents are true and correct in all material respects as if made on such date (except as otherwise scheduled in the Investment Agreement and except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

         (b) No Default or Event of Default has occurred and is continuing or will result from such Advance;

         (c)  All of the Credit Documents are in full force and effect; and

         (d) No Material Adverse Effect shall have occurred since September 30, 1996.


SECTION IV.   REPRESENTATIONS AND WARRANTIES.

    4.01. BORROWER'S REPRESENTATIONS AND WARRANTIES. In order to induce Purchaser to enter into this Agreement, except as otherwise scheduled in the Investment Agreement, Borrower hereby represents and warranties to Purchaser as follows:

         (a) ORGANIZATION AND POWERS. Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted;

         (b) CAPACITY AND ENFORCEABILITY. Borrower has full capacity to execute and deliver this Agreement and each of the other Credit Documents to which it is or will be a party and no further action is necessary on the part of Borrower to make this Agreement and each of the other Credit Documents to which it is or will be a party the legal, valid and binding obligation of Borrower, enforceable against it in accordance with their respective terms;

         (c) NO CONFLICT. The execution, delivery and performance by Borrower of this Agreement and each of the other Credit Documents to which it is or will be a party does not materially conflict with, violate, result in a breach of, or cause a default, either immediately or with the passage of time or the giving of notice or both, which violation, breach or default would materially impair Purchaser's prospects of repayment of the Obligations, under (i) any provision of federal, state or local law or regulation relating to Borrower or Borrower's assets, (ii) any provision of any order, arbitration award, judgment or decree to which Borrower or any portion

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    of Borrower's assets are subject, (iii) any provision of any note, bond, indenture, license, lease, mortgage, agreement or instrument to which Borrower or any portion of Borrower's assets are subject, except those set forth on SCHEDULE 4.01(c), or (iv) any other known restriction of any kind or character to which Borrower or any portion of Borrower's assets are subject;

         (d) NO VIOLATION. The execution, delivery and performance by Borrower of this Agreement and each of the other Credit Documents to which it is or will be a party will not result in giving to others any interest or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the material properties, contracts, leases, mortgages, commitments or other agreements of Borrower, nor are any consents, approvals or authorizations of, or declarations to or filings with, any governmental authorities required in connection herewith or therewith, except those which have been or will be made or obtained pursuant to the Investment Agreement and except those if not made or obtained will not result in a Material Adverse Effect;

         (e) OTHER AGREEMENTS. No representation or warranty by Borrower in this Agreement, any of the other Credit Documents to which Borrower is or will be a party, the Investment Agreement or any Ancillary Agreement to which Borrower is or will be a party contains any untrue statement of fact or omits to state a fact necessary to make such representation and warranty or any such statement therein not misleading.

         (f) EXISTING ADVANCE. All of the proceeds of the Existing Advance have been, and continue to be, for the benefit of Borrower.

    4.02. REAFFIRMATION. Borrower shall be deemed to have reaffirmed, for the benefit of Purchaser, each representation and warranty contained in PARAGRAPH 4.01 on and as of the date of each Advance (except for representations and warranties expressly made as of a specified date, which shall be true as of such date).


SECTION V.    COVENANTS.

    5.01. COVENANTS. Until the termination of this Agreement and the satisfaction in full by Borrower of all Obligations, Borrower will comply, and will cause compliance, with the following covenants, unless Purchaser shall otherwise consent in writing:

         (a) INDEBTEDNESS. Without the prior written consent of Purchaser, neither Borrower nor any of its Subsidiaries shall create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except the liabilities of Borrower and its Subsidiaries listed on SCHEDULE 5.01(A) and existing or contemplated on the date hereof and except as otherwise incurred in the ordinary course of Borrower's business consistent with past practices.

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    Notwithstanding the foregoing, without the prior written consent of
    Purchaser in no event shall Borrower permit the principal amount of the indebtedness of North County to The Adirondack Trust Company to exceed at any time $50,000.

         (b) DISTRIBUTIONS. Neither Borrower nor any of its Subsidiaries shall declare or pay any dividends or make any distributions either in cash, stock or any other property on Borrower's stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's or any Subsidiary's stock now or hereafter outstanding.


SECTION VI.   DEFAULT.

    6.01. EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following shall constitute an "EVENT OF DEFAULT" hereunder:

         (a) Borrower shall fail to pay within ten (10) days when due any payment as provided by the terms of this Agreement, the Convertible Note or any of the other Credit Documents;

         (b) (i) Borrower, any of its Subsidiaries or Bernau, as applicable, shall fail to observe or perform any material covenant, obligation, condition or agreement contained in SECTION V of this Agreement or in any other Credit Document and such failure (to the extent curable) shall remain unremedied ten (10) days after written notice thereof shall have been given to Borrower on behalf of such Person by Purchaser; or (ii) Bernau, Borrower or any other Constituent Corporation shall fail to observe or perform any material covenant, obligation, condition or agreement contained in Section V of the Investment Agreement or any Ancillary Agreement and such failure (to the extent curable) shall remain unremedied ten (10) days after written notice thereof shall have been given to Borrower on behalf of such Person by Purchaser,

         (c) Any representation, warranty, information or other statement made or furnished by (i) Borrower, any of its Subsidiaries or Bernau, as applicable, in this Agreement or any other Credit Document shall be materially false, incorrect, incomplete or misleading in any material respect when made or furnished; or (ii) Bernau, Borrower or any other Constituent Corporation in the Investment Agreement or any Ancillary Agreement, shall be materially false, incorrect, incomplete or misleading in any material respect when made or furnished;

         (d) Borrower or any of its Subsidiaries shall fail to make any payment when due under the terms of any bond, debenture, note or other evidence of indebtedness to be paid by such Person (excluding any bonds, debentures, notes and other evidence of indebtedness in favor of suppliers and contractors in an aggregate principal amount of up to $2,500,000, but including any other evidence of indebtedness of such Person to Purchaser) and such failure shall continue beyond any

                                          9
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    period of grace provided with respect thereto, or Borrower shall default in the observance or performance of any other agreement, term or condition contained in any such bond, debenture, note or other evidence of indebtedness, and the effect of such failure or default is to cause, or permit the holder or holders thereof to cause indebtedness under such instrument to become due prior to its stated date of maturity;

         (e) Borrower or any of its Subsidiaries shall make a general assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due, any voluntary petition is filed by Borrower or any of its Subsidiaries under the federal or similar state bankruptcy laws, or Borrower or any of its Subsidiaries consents to the filing of any such petition or consents to the appointment of a receiver, liquidator or trustee in bankruptcy;

         (f) A court of competent jurisdiction enters an order or decree under the federal or any similar state bankruptcy law (i) for the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of Borrower or any of its Subsidiaries of all or substantially all of its assets or for the winding up or liquidation of its affairs, or
    (ii) adjudicating Borrower or any of its Subsidiaries a bankrupt or insolvent or approving a petition seeking reorganization of Borrower or any or its Subsidiaries under any bankruptcy law, and in any event such order or decree has continued in force undischarged and unstayed for a period of ninety (90) days;

         (g) Any Credit Document, the Investment Agreement, any Ancillary Agreement or any material term thereof shall cease to be, or be asserted by Borrower, any of its Subsidiaries, Bernau, North Country or any other Constituent Corporation not to be, a legal, valid and binding obligation of such Person, enforceable in accordance with its terms; or

         (h) Any event or condition occurs or exists which has a Material Adverse Effect.

    6.02. REMEDIES. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in CLAUSE (i) OF SUBPARAGRAPH 6.01(b), CLAUSE (i) OF SUBPARAGRAPH 6.01(c), SUBPARAGRAPH 6.01(e), SUBPARAGRAPH 6.01(f) or SUBPARAGRAPH 6.01(g)) and at any time thereafter during the continuance of such Event of Default, Purchaser may, by written notice to Borrower, declare all outstanding Obligations payable by Borrower to be due and payable within sixty (60) days thereof without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in of the other Credit Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in CLAUSE (i) OF SUBPARAGRAPH 6.01(b), CLAUSE (i) OF SUBPARAGRAPH 6.01(c), SUBPARAGRAPH 6.01(e), SUBPARAGRAPH 6.01(f) or SUBPARAGRAPH 6.01(g), immediately and without notice, all outstanding Obligations payable by Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any of the other Credit Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of

                                          10
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any Event of Default, Purchaser may exercise any right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both; PROVIDED, HOWEVER, that upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in CLAUSE (i) OF SUBPARAGRAPH 6.01(b), CLAUSE (i) OF SUBPARAGRAPH 6.01(c), SUBPARAGRAPH 6.01(e), SUBPARAGRAPH 6.01(f) or SUBPARAGRAPH 6.01(g)), Purchase shall only exercise such rights, powers or remedies following the expiration of the sixty (60) period as provided above. Immediately after taking any action under this PARAGRAPH 6.02, Purchaser shall notify Borrower of such action.

SECTION VII.  MISCELLANEOUS.

    7.01. NOTICES. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Borrower or Purchaser under this Agreement or any of the other Credit Documents shall be in writing and faxed, mailed or delivered at its respective facsimile number or address set forth below (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other party). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the Business Day following the deposit with such service; (b) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt; PROVIDED, HOWEVER, that any notice delivered to Purchaser under SECTION II shall not be effective until received by Purchaser.

         Purchaser:     UNITED BREWERIES OF AMERICA, INC.
                        Attn:  Mr. Vijay Mallya
                        One Harbor Drive, Suite 102
                        Sausalito, California  94965
                        Attn: Mr. Vijay Mallya
                        Telephone:  (415) 289-1400
                        Facsimile:  (415) 289-1409

         With a
         copy to:       ORRICK, HERRINGTON & SUTCLIFFE LLP
                        400 Sansome Street
                        San Francisco, California  94111
                        Attn:       Alan Talkington, Esq.
                        Telephone:  (415) 773-5762
                        Facsimile:  (415) 773-5759

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         Borrower:      NOR'WESTER BREWING COMPANY
                        Attn:  James W. Bernau
                        66 S.E. Morrison Street
                        Portland, Oregon  97214
                        Telephone:  (503) 232-9771
                        Facsimile:  (503) 232-2363

         With
         copies to:     ATER WYNNE HEWITT DODSON & SKERRITT, LLP
                        Attorneys at Law
                        Suite 1800
                        222 S.W. Columbia
                        Portland, Oregon 97201-6618
                        Attn:  Jack W. Schifferdecker, Jr.
                        Telephone:  (503) 226-8614
                        Facsimile:  (503) 226-0079

In any case where this Agreement authorizes notices, requests, demands or other communications by Borrower to Purchaser to be made by telephone or facsimile, Purchaser may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by Purchaser is such a person.

    7.02. EXPENSES. Borrower shall pay on demand, whether or not any Advance is made hereunder, (a) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Purchaser in connection with the preparation, negotiation, execution and delivery of, and the exercise of its duties under, this Agreement and the other Credit Documents, and the preparation, negotiation, execution and delivery of amendments and waivers hereunder and thereunder and (b) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Purchaser in the enforcement or attempted enforcement of any of the Obligations or in preserving any of Purchaser's rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Credit Documents or the Obligations or any bankruptcy or similar proceeding involving Borrower or any of its Subsidiaries). The obligations of Borrower under this PARAGRAPH 7.02 shall survive the payment and performance of the Obligations and the termination of this Agreement.

    7.03. WAIVERS; AMENDMENTS. Any term, covenant, agreement or condition of this Agreement or any other Credit Document may be amended or waived if such amendment or waiver is in writing and is signed by Borrower and Purchaser. No failure or delay by Purchaser in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

    7.04. SUCCESSORS AND ASSIGNS. This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of Borrower, Purchaser, all future holders of the Convertible Note and their respective successors and permitted assigns, except that Borrower may not assign or transfer any of its rights or obligations under any Credit Document without the prior written consent of Purchaser and Purchaser may only assign or transfer any of its rights or obligations under any Credit Document to the extent permitted under Section
10.4 of the Investment Agreement. All references in this Agreement and any other Credit Document to any Person shall be deemed to include all permitted successors and assigns of such Person.

    7.05. NO THIRD PARTY RIGHTS. Nothing expressed in or to be implied from this Agreement or any other Credit Document is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement, any other Credit Document or under or by virtue of any provision herein or therein.

    7.06. PARTIAL INVALIDITY. If at any time any provision of this Agreement or any other Credit Document is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement or such other Credit Document nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

    7.07. OBLIGATION ABSOLUTE. The liability of Borrower under this Agreement and the other Credit Documents to which Borrower is or will be a party is absolute and unconditional and shall not be affected by any circumstances whatsoever, including without limitation, any right of set-off, defense or counterclaim asserted by Borrower or any other Person against Purchaser based upon any failure by Purchaser or any other Person to perform any of its or their obligations contained in the Investment Agreement, any Ancillary Agreement or any agreement or agreements related thereto, but excluding any right of set-off, defense or counterclaim asserted by Borrower based upon Purchaser's failure to perform its obligations under this Agreement or any other Credit Document.

    7.08. COUNTERPARTS. This Agreement and any other Credit Document may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

                            [The signature page follows.]

    IN WITNESS WHEREOF, Borrower and Purchaser have caused this Agreement to be executed as of the day and year first above written.


                                  NOR'WESTER BREWING COMPANY,
                                  an Oregon corporation



                                    /S/ JAMES W. BERNAU
                                  ---------------------------------------------
                                  Name:  James W. Bernau
                                  Title:  President


                                  UNITED BREWERIES OF AMERICA, INC.
                                  a Delaware corporation



                                    /S/ VIJAY MALLYA
                                  ---------------------------------------------
                                  Name:  Vijay Mallya
                                  Title:  Chairman and Chief Executive Officer

                                    SCHEDULE 3.01

                             INITIAL CONDITIONS PRECEDENT


A.  PRINCIPAL CREDIT DOCUMENTS.

         (1)  The Agreement, duly executed by Borrower and Purchaser;

         (2)  The Convertible Note, duly executed by Borrower;

         (3)  The Security Agreement, duly executed by North Country;

         (4)  The Pledge Agreement, duly executed by Borrower; and

         (5)  The Personal Guaranty, duly executed by Bernau and Cathy Bernau.


B.  COLLATERAL DOCUMENTS.

         (1) Such Uniform Commercial Code financing statements (appropriately completed and executed) for filing in such jurisdictions as Purchaser may request to perfect the Liens granted to Purchaser in this Agreement, the Security Documents and the other Credit Documents;

         (2) Such Uniform Commercial Code termination statements (appropriately completed and executed) for filing in such jurisdictions as Purchaser may request to terminate any financing statement evidencing Liens of other Persons in the Collateral which are prior to the Liens granted to Purchaser in this Agreement, the Security Documents and the other Credit Documents, except for any such prior Liens which are expressly permitted by this Agreement, the Security Documents or the other Credit Documents to be prior;

         (3) Uniform Commercial Code search certificates from the jurisdictions in which Uniform Commercial Code financing statements are to be filed pursuant to ITEM B.(1) above reflecting no other financing statements or filings which evidence Liens of other Persons in the Collateral which are prior to the Liens granted to Purchaser in this Agreement, the Security Documents and the other Credit Documents, except for any such prior Liens (a) which are expressly permitted by this Agreement, the Security Documents or the other Credit Documents to be prior or (b) for which Purchaser has received a termination statement pursuant to ITEM B.(2) above; and

         (4) Such other documents, instruments and agreements as Purchasers may reasonably request to establish and perfect the Liens granted to Purchaser in this Agreement, the Security Documents and the other Credit Documents.

                                        3.01-1

C.  OTHER ITEMS.

         (1) A certificate of an Executive Officer of Borrower, addressed to Purchaser and dated the Effective Date, certifying that:

              (a)  The representations and warranties set forth in PARAGRAPH
         4.01 and in the other Credit Documents are true and correct in all material respects as of such date (except as otherwise scheduled in the Investment Agreement and except for such representations and warranties expressly made as of a specified date, which shall be true as of such date);

              (b) No Default or Event of Default has occurred and is continuing or will result from the execution by Borrower of the Credit Agreement;

              (c)  All of the Credit Documents are in full force and effect;
         and

              (d) No Material Adverse Effect shall have occurred since September 30, 1996; and

         (2) All fees and expenses payable to Purchaser's counsel through the Effective Date (to be paid from the proceeds of the initial Advance).

                                        3.01-2

                                   SCHEDULE 4.01(c)

                                 DISCLOSED CONFLICTS

                                   See Attachment.

                                      4.01(c)-1

                                   SCHEDULE 5.01(a)

                                EXISTING INDEBTEDNESS

                                   See Attachment.

                                      5.01(a)-1

                                      EXHIBIT A

                         FORM OF CONVERTIBLE PROMISSORY NOTE


THIS CONVERTIBLE PROMISSORY NOTE (THIS "CONVERTIBLE NOTE") HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND LAWS OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.


$2,750,000                                                      January __, 1997


    FOR VALUE RECEIVED, NOR'WESTER BREWING COMPANY, an Oregon corporation ("BORROWER") hereby promises to pay to the order of UNITED BREWERIES OF AMERICA, INC., a Delaware corporation, or its successors or assigns ("PURCHASER"), the principal sum of TWO MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($2,750,000) or, if less, the aggregate unpaid principal amount of all Advances (including the Existing Advance) made by Purchaser to Borrower pursuant to the Credit Agreement (as hereinafter defined), and interest accrued thereon as described in
Section 3 below all in accordance with the terms and conditions set forth herein. This Convertible Note is the Convertible Note referred to in that certain Credit Agreement, dated as of January __, 1997, by and between Borrower and Purchaser (the "CREDIT AGREEMENT") and is subject to the terms and conditions of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

    1. ADVANCES. Advances made to Borrower under this Convertible Note shall be made in accordance with the terms and conditions set forth in the Credit Agreement. Borrower hereby authorizes Purchaser to record on the schedule(s) to be annexed to this Convertible Note the date and amount of each Advance (including the Existing Advance) and agrees that all such notations shall constitute prima facia evidence of the matters noted.

    2. PRINCIPAL PAYMENT. All outstanding principal under this Convertible Note shall be due and payable in one lump sum on the earliest to occur of (i) August 29, 1997, (ii) sixty (60) days after the termination of the Investment Agreement or (iii) acceleration of this Convertible Note by Purchaser pursuant to an Event of Default (and, if applicable, the expiration of the sixty (60) day period as provided in the Credit Agreement) (each a "PAYMENT EVENT"). Subject to the automatic conversion of this Convertible Note described in Section 5 below, all payments of principal under this Convertible Note are payable in lawful money of the United States to Purchaser sent to Purchaser's address as indicated in the Credit Agreement, or to such other place as Purchaser may designate in writing, in same day or immediately available funds not later than 12:00 noon on the date when due. Any amounts not paid when due hereunder shall bear interest at a rate per annum equal to the Interest Rate (as hereinafter defined) plus three percent (3.00%).

    3. INTEREST. Interest shall accrue on the unpaid principal balance of this Convertible Note outstanding from time to time at a rate per annum equal to Eleven and One-Quarter percent (11.25%) (the "INTEREST RATE"). All computations of interest under this Convertible Note shall be based on a year of 365 or 366 days, as applicable, for the actual number of days elapsed. All accrued interest under this Convertible Note shall be due in payable in on lump sum on the occurrence of a Payment Event.

    4.   PREPAYMENTS.  This Convertible Note may not be prepaid.

    5. AUTOMATIC CONVERSION. Notwithstanding the payment provisions set forth in Section 2 above, upon the Closing, the outstanding principal under this Convertible Note shall automatically convert into Two Million Four Hundred Ninety-Nine Thousand Six Hundred Sixty-Four (2,497,184) shares of Common Stock of UCB. On and after such automatic conversion and payment by Borrower of all accrued interest in accordance with Section 3 above, this Convertible Note shall be deemed to be no longer outstanding, and all rights with respect hereto shall forthwith cease and terminate, except the right of Purchaser to receive the Common Stock of UCB to which it shall be entitled upon conversion hereof. Any such conversion shall be deemed to have been made immediately prior to the close of business on the date of conversion, and Purchaser upon such conversion shall be treated for all purposes as the record holder of such Common Stock on such date.

    6. MAXIMUM AMOUNT. Notwithstanding anything in this Convertible Note, the Credit Agreement or any other Credit Document to the contrary, nothing contained in this Convertible Note, the Credit Agreement or any other Credit Document shall be deemed to require the payment by Borrower of interest on the indebtedness evidenced by this Convertible Note in excess of the amount which Purchaser may lawfully contract to charge under applicable usury and other laws (the "MAXIMUM LEGAL RATE"). All agreements between Borrower and Purchaser are expressly limited so that in no contingency or event shall the amount paid or agreed to be paid by Borrower hereunder exceed the Maximum Legal Rate. If, under any circumstance whatsoever, the fulfillment of any obligation under this Convertible Note, the Credit Agreement or any other Credit Document shall involve exceeding the Maximum Legal Rate, the obligation to be fulfilled by Borrower shall be reduced to the minimum amount required so that such obligation shall not exceed the Maximum Legal Rate. This Section 6 shall control every other provision of this Convertible Note, the Credit Agreement and any other Credit Document.

    7. GOVERNING LAW. This Convertible Note shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Convertible Note as of the date first above written.


                                  NOR'WESTER BREWING COMPANY,
                                  an Oregon corporation




                                  --------------------------------
                                  Name:
                                  Title:



ACCEPTED AND AGREED TO:

UNITED BREWERIES OF AMERICA, INC.
a Delaware corporation




--------------------------
Name:
Title:

                                      EXHIBIT B

                              FORM OF SECURITY AGREEMENT

    THIS SECURITY AGREEMENT ("SECURITY AGREEMENT"), dated as of January __, 1997, is executed by NORTH COUNTRY JOINT VENTURE, LLC, a limited liability corporation organized under the laws of Oregon ("NORTH COUNTRY"), in favor of UNITED BREWERIES OF AMERICA, INC., a Delaware corporation ("PURCHASER").


                                       RECITALS

    A. Pursuant to a Credit Agreement, dated as of January __, 1997 (the "CREDIT AGREEMENT"), by and between Nor'Wester Brewing Company, an Oregon corporation ("BORROWER") and Purchaser, Purchaser has agreed to extend certain credit facilities to Borrower upon the terms and subject to the conditions set forth therein.

    B. Purchaser's obligation to enter into the Credit Agreement and provide Advances to Borrower under the Credit Agreement is subject, among other conditions, to receipt by Purchaser of this Security Agreement, duly executed by North Country.


                                      AGREEMENT

    NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, North Country hereby agrees with Purchaser as follows:

    1. DEFINITIONS AND INTERPRETATION. When used in this Security Agreement, the following terms shall have the following respective meanings:

    "ACCOUNT DEBTOR" shall have the meaning given to that term in SUBPARAGRAPH 3(G).

    "BORROWER" shall have the meaning given to that term in RECITAL A.

    "COLLATERAL" shall have the meaning given to that term in PARAGRAPH 2.

    "CREDIT AGREEMENT" shall have the meaning given to that term in RECITAL A.

    "EQUIPMENT" shall have the meaning given to that term in ATTACHMENT 1.

    "INVENTORY" shall have the meaning given to that term in ATTACHMENT 1.

    "NORTH COUNTRY" shall have the meaning given to that term in THE INTRODUCTORY PARAGRAPH.

    "PURCHASER" shall have the meaning given to that term in THE INTRODUCTORY PARAGRAPH.

    "RECEIVABLES" shall have the meaning given to that term in ATTACHMENT 1.

    "RELATED CONTRACTS" shall have the meaning given to that term in ATTACHMENT
1.

    "UCC" shall mean the Uniform Commercial Code as in effect in the State of California from time to time.

Unless otherwise defined herein, all other capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings given to those terms in the Credit Agreement, and all terms defined in the UCC shall have the respective meanings given to those terms in the UCC. The rules of construction set forth in SECTION I OF THE CREDIT AGREEMENT shall, to the extent not inconsistent with the terms of this Security Agreement, apply to this Security Agreement and are hereby incorporated by reference.

    2. GRANT OF SECURITY INTEREST. As security for the Obligations, North Country hereby pledges and assigns to Purchaser and grants to Purchaser a security interest in all right, title and interest of North Country in and to the property described in ATTACHMENT 1, whether now owned or hereafter acquired (collectively and severally, the "COLLATERAL"), which ATTACHMENT 1 is incorporated herein by this reference.

    3. REPRESENTATIONS AND WARRANTIES. North Country represents and warrants to Purchaser as follows:

         (a) North Country is the legal and beneficial owner of the Collateral (or, in the case of after-acquired Collateral, at the time North Country acquires rights in the Collateral, will be the legal and beneficial owner thereof). No other Person has (or, in the case of after-acquired Collateral, at the time North Country acquires rights therein, will have) any right, title, claim or interest (by way of Lien, purchase option or otherwise) in, against or to the Collateral, other than with respect to the Liens set forth in ATTACHMENT 3 ("PERMITTED LIENS").

         (b) Purchaser has (or in the case of after-acquired Collateral, at the time North Country acquires rights therein, will have) a first priority perfected security interest in the Collateral other than Inventory and Receivables in which it has a second priority perfected security interest subject only to the Permitted Lien in favor of The Adirondack Trust Company.

         (c) All Equipment and Inventory are (i) located at the locations indicated on ATTACHMENT 2, (ii) in transit to such locations or (iii) in transit to a third party purchaser which will become obligated on a Receivable to North Country upon receipt. Except for Equipment and Inventory referred to in CLAUSES (ii) AND (iii) of the preceding sentence and except as disclosed on Schedule 4.01(c) of the Investment Agreement, North Country has exclusive possession and control of the Inventory and Equipment.

         (d) All Inventory has been (or, in the case of hereafter produced Inventory, will be) produced in compliance with all applicable Governmental Rules, including the Fair Labor Standards Act (if applicable).

         (e) North Country keeps all records concerning the Receivables and the originals of all Related Contracts at its chief executive office located at the address set forth on ATTACHMENT 2.

         (f) North Country has delivered to Purchaser, together with all necessary stock powers, endorsements, assignments and other necessary instruments of transfer, the originals of all Receivables consisting of instruments and chattel paper.

         (g) To the best of North Country's knowledge, each Receivable is genuine and enforceable against the party obligated to pay the same (an "ACCOUNT DEBTOR") free from any right of rescission, defense, setoff or discount.

         (h) Each insurance policy maintained by North Country is validly existing and is in full force and effect. North Country is not in default in any material respect under the provisions of any insurance policy, and there are no facts which, with the giving of notice or passage of time (or both), would result in such a default under any provision of any such insurance policy.

    4.   COVENANTS.  North Country hereby agrees as follows:

         (a) North Country, at North Country's expense, shall promptly procure, execute and deliver to Purchaser all documents, instruments and agreements and perform all acts which are necessary or desirable, or which Purchaser may reasonably request, to establish, maintain, preserve, protect and perfect the Collateral, the Lien granted to Purchaser therein and the priority of such Lien or to enable Purchaser to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the preceding sentence, North Country shall (i) procure, execute and deliver to Purchaser all stock powers, endorsements, assignments, financing statements and other instruments of transfer reasonably requested by Purchaser, (ii) deliver to Purchaser promptly upon receipt all originals of Collateral consisting of instruments, documents and chattel paper and certificated securities and (iii) take such action as may be necessary and requested by Purchaser to perfect the lien of Purchaser in any Collateral consisting of investment property (including in those jurisdictions where appropriate or where Purchaser may otherwise request, causing such liens to be recorded or registered in the books of any financial intermediary or clearing corporation requested by Purchaser.

         (b) North Country shall not use or permit any Collateral to be used in violation of (i) any material provision of the Credit Agreement, this Security Agreement or any other Security Document, (ii) any applicable Governmental Rule where such use might have a Material Adverse Effect, or
    (iii) any policy of insurance covering the Collateral.

         (c) North Country shall pay promptly when due all taxes and other governmental charges, all Liens (other than Permitted Liens) and all other charges now or hereafter imposed upon, relating to or affecting any Collateral.

         (d) Without thirty (30) days' prior written notice to Purchaser, North Country shall not (i) change North Country's name or place of business (or, if North Country has more than one place of business, its chief executive office), or the office in which North Country's records relating to Receivables or the originals of Related Contracts are kept,
    (ii) keep Collateral consisting of chattel paper and documents at any location other than its chief executive office set forth on ATTACHMENT 2, or (iii) keep Collateral consisting of Equipment, Inventory or other goods at any location other than the locations set forth on ATTACHMENT 2.

         (e) North Country shall appear in and defend any action or proceeding which may affect its title to or Purchaser's interest in the Collateral.

         (f) If Purchaser gives value to enable North Country to acquire rights in or the use of any Collateral, North Country shall use such value for such purpose.

         (g) North Country shall keep separate, accurate and complete records of the Collateral and shall provide Purchaser with such records and such other reports and information relating to the Collateral as Purchaser may reasonably request from time to time.

         (h) North Country shall not surrender or lose possession of (other than to Purchaser), sell, encumber, lease, rent, option, or otherwise dispose of or transfer any Collateral or right or interest therein (other than (i) Inventory sold in the ordinary course of North Country's business and (ii) purchase money security interests in Equipment provided that any such purchase money security interests only cover Equipment the acquisition of which was financed by indebtedness which does not exceed the purchase price of the Equipment so financed), and, notwithstanding any provision of the Credit Agreement, North Country shall keep the Collateral free of all Liens, other than Permitted Liens.

         (i) North Country shall type, print or stamp conspicuously on the face of all original copies of all Collateral consisting of chattel paper and documents not in the possession of Purchaser a legend satisfactory to Purchaser indicating that such chattel paper is subject to the security interest granted hereby.

         (l) North Country shall collect, enforce and receive delivery of the Receivables in accordance with past practice until otherwise notified by Purchaser.

         (m) North Country shall comply with all material Requirements of Law applicable to North Country which relate to the production, possession, operation, maintenance and control of the Collateral (including, without limitation, the Fair Labor Standards Act).

         (n) North Country shall (i) maintain and keep in force insurance of the types and in amounts customarily carried from time to time during the term of this Security Agreement in its lines of business, including fire, public liability, property damage and worker's compensation, such insurance to be carried with companies and in amounts satisfactory to Purchaser, (ii) deliver to Purchaser from time to time, as Purchaser may request, schedules setting forth all insurance then in effect, and (iii) deliver to Purchaser copies of each policy of insurance which replaces, or evidences the renewal of, each existing policy of insurance at least fifteen (15) days prior to the expiration of such policy. Purchaser shall be named as additional insured or additional loss payee, as appropriate, on all liability and property insurance of North Country and such policies shall contain such additional endorsements as shall reasonably be required by Purchaser.
    Prior to the occurrence and the continuance of an Event of Default, all proceeds of any property insurance paid as a result of any event or occurrence shall be paid to North Country. All proceeds of any property insurance paid after the occurrence and during the continuance of an Event of Default shall be paid to Purchaser to be held as Collateral and applied as provided in the Credit Agreement or, at the election of Purchaser, returned to North Country.

         (o) Without the prior written consent of Purchaser, North Country shall not create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several.

    5. AUTHORIZED ACTION BY PURCHASER. North Country hereby irrevocably appoints Purchaser as its attorney-in-fact and agrees that Purchaser may perform (but Purchaser shall not be obligated to and shall incur no liability to North Country or any third party for failure so to do) any act which North Country is obligated by this Security Agreement to perform, and to exercise such rights and powers as North Country might exercise with respect to the Collateral, including, without limitation, the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral;
(c) insure, process, preserve and enforce the Collateral; (d) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (e) pay any Indebtedness of North Country relating to the Collateral; and (f) execute UCC financing statements and other documents, instruments and agreements required hereunder; PROVIDED, HOWEVER, that Purchaser may exercise such powers only after the occurrence and during the continuance of an Event of Default. North Country agrees to reimburse Purchaser upon demand for all reasonable costs and expenses, including attorneys' fees, Purchaser may incur while acting as North Country's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. North Country agrees that such care as Purchaser gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Purchaser's possession; PROVIDED, HOWEVER, that Purchaser shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other Person in connection with the Obligations or with respect to the Collateral.

    6. DEFAULT AND REMEDIES. North Country shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default, as that term is defined in the Credit Agreement. In addition to all other rights and remedies granted to Purchaser by this Security Agreement, the Credit Agreement, the other Credit Documents, the UCC and other applicable Governmental Rules, Purchaser may, upon the occurrence and during the continuance of any Event of Default (and, if applicable, the expiration of the sixty (60) day period as provided in the Credit Agreement), exercise any one or more of the following rights and remedies: (a) collect, receive, appropriate or realize upon the Collateral or otherwise foreclose or enforce Purchaser's security interests in any or all Collateral in any manner permitted by applicable Governmental Rules or in this Security Agreement; (b) notify any or all Account Debtors to make payments on Receivables directly to Purchaser; (c) direct any depository bank or intermediary to liquidate the account(s) maintained by it, pay all amounts payable in connection therewith to Purchaser and/or deliver any proceeds thereof to Purchaser; (d) sell or otherwise dispose of any or all Collateral at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Purchaser may determine; (e) require North Country to assemble the Collateral and make it available to Purchaser at a place to be designated by Purchaser; (f) enter onto any property where any Collateral is located and take possession thereof with or without judicial process; and (g) prior to the disposition of the Collateral, store, process, repair or recondition any Collateral consisting of goods, perform any obligations and enforce any rights of North Country under any Related Contracts or otherwise prepare and preserve Collateral for disposition in any commercially reasonable manner and to the extent Purchaser reasonably deems appropriate. In furtherance of Purchaser's rights hereunder, North Country hereby grants to Purchaser an irrevocable, non-exclusive license (exercisable without royalty or other payment by Purchaser) to use, license or sublicense any patent, trademark, tradename, copyright or other intellectual property in which North Country now or hereafter has any right, title or interest, together with the right of access to all media in which any of the foregoing may be recorded or stored (but only to the extent North Country is not prohibited from granting such irrevocable, non-exclusive license under applicable law or any material agreement to which it is a party). In any case where notice of any sale or disposition of any Collateral is required, North Country hereby agrees that seven (7) days notice of such sale or disposition is reasonable.

    7.   AUTHORIZATIONS, WAIVERS, ETC.

         (a) AUTHORIZATIONS. North Country authorizes Purchaser in its reasonable discretion, without notice to North Country except as required by applicable law, irrespective of any change in the financial condition of Borrower, North Country or any other guarantor of the Obligations since the date hereof, and without affecting or impairing in any way the liability of North Country hereunder, from time to time to:

              (i) Exercise any right or remedy Purchaser may have against Borrower, North Country, any other guarantor of the Obligations or any security, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale;

              (ii) Settle, compromise with, release or substitute any one or more makers, endorsers or guarantors of the Obligations; and

              (iii) To the extent permitted pursuant to SUBPARAGRAPH 7.04 OF THE CREDIT AGREEMENT, assign the Obligations, this Security Agreement or any other Credit Document in whole or in part.

         (b)  WAIVERS.  North Country hereby waives:

              (i) Any right to require Purchaser to (A) proceed against Borrower or any other guarantor of the Obligations, (B) proceed against or exhaust any security received from Borrower, North Country or any other guarantor of the Obligations or otherwise marshall the assets of Borrower or North Country or (C) pursue any other remedy in Purchaser's power whatsoever;

              (ii) Any defense arising by reason of the application by Borrower of the proceeds of any borrowing;

              (iii) Any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of North Country against Borrower, any other guarantor of the Obligations or any security, whether resulting from an election by Purchaser to foreclose upon security by nonjudicial sale, or otherwise;

              (iv) Any benefit arising from any setoff or counterclaim of Borrower or any defense which results from any disability or other defense of Borrower or the cessation or stay of enforcement from any cause whatsoever of the liability of Borrower (including, without limitation, the lack of validity or enforceability of the Convertible Note, but excluding any set-off, defense or counterclaim asserted by Borrower based upon Purchaser's failure to perform its obligations under the Credit Agreement or the Convertible Note);

              (v) Any defense based upon any law, rule or regulation which provides that the obligation of a surety must not be greater or more burdensome than the obligation of the principal;

              (vi) Until all obligations of Purchaser to extend credit to Borrower have terminated and all of the Obligations have been fully, finally and indefeasibly paid, any right of subrogation, reimbursement, indemnification or contribution and other similar right to enforce any remedy which Purchaser or any other Person now has or may hereafter have against Borrower on account of the Obligations, and any benefit of, and any right to participate in, any security now or hereafter received by Purchaser or any other Person on account of the Obligations;

              (vii) All presentments, demands for performance, notices of non-performance, notices delivered under the Credit Agreement, protests, notice of dishonor, and notices of acceptance of this Security Agreement and of the existence, creation or incurring of new or additional Obligations and notices of any public or private foreclosure sale;

              (viii) Any appraisement, valuation, stay, extension, moratorium redemption or similar law or similar rights for marshalling;

              (ix) Any right to be informed by Purchaser of the financial condition of Borrower or any other guarantor of the Obligations or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Obligations;

              (x) Until all obligations of Purchaser to extend credit to Borrower have terminated and all of the Obligations have been fully, finally and indefeasibly paid, any right to revoke this Security Agreement;

              (xi) Any defense arising from an election for the application of Section 1111(b)(2) of the United States Bankruptcy Code which applies to the Obligations; and

              (xii) Any defense based upon any borrowing or grant of a security interest under Section 364 of the United States Bankruptcy Code.

    Without limiting the scope of any of the foregoing provisions of this PARAGRAPH 7, North Country hereby further waives (A) all rights and defenses arising out of an election of remedies by Purchaser, even though that election of remedies has destroyed North Country's rights of subrogation and reimbursement against Borrower and (B) all other rights and defenses available to North Country by reason of Sections 2787 to 2855, inclusive, Section 2899 or
Section 3433 of the California Civil Code or Section 3605 of the California Commercial Code.

    8.   MISCELLANEOUS.

         (a) NOTICES. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon North Country or Purchaser under this Security Agreement shall be in writing and faxed, mailed or delivered at his or its respective facsimile number or address set forth below (or to such other facsimile number or address for each party as indicated in any notice given by that party to the other party). All such notices and communications shall be effective
    (i) when sent by Federal Express or other overnight service of recognized standing, on the second day following the deposit with such service; (ii) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and (iv) when faxed, upon confirmation of receipt.

         Purchaser:     UNITED BREWERIES OF AMERICA, INC.
                        Attn:  Mr. Vijay Mallya
                        One Harbor Drive, Suite 102
                        Sausalito, California 94965
                        Telephone:  (415) 289-1400
                        Facsimile:  (415) 289-1409

         With a
         copy to:       ORRICK, HERRINGTON & SUTCLIFFE
                        400 Sansome Street
                        San Francisco, California  94111
                        Attn:       Alan Talkington, Esq.
                        Telephone:  (415) 773-5762
                        Facsimile:  (415) 773-5759

         North
         Country:       c/o MICROBREWERIES ACROSS AMERICA
                        Attn:  Chief Financial Officer
                        66 S.E. Morrison Street
                        Portland, Oregon  97214
                        Telephone:  (503) 232-9771
                        Facsimile:  (503) 232-2363

         With
         copies to:     ATER WYNNE HEWITT DODSON & SKERRITT, LLP
                        Attorneys at Law
                        Suite 1800
                        222 S.W. Columbia
                        Portland, Oregon 97201-6618
                        Attn:  Jack W. Schifferdecker, Jr.
                        Telephone:  (503) 226-8614
                        Facsimile:  (503) 226-0079


         (b) EXPENSES. North Country shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Purchaser in the enforcement or attempted enforcement of this Security Agreement or in preserving any of Purchaser's rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting this Security Agreement or any bankruptcy or similar proceeding involving North Country). The obligations of North Country under this SUBPARAGRAPH 8(B) shall survive the payment and performance of the Obligations and the termination of this Security Agreement.

         (c) WAIVERS; AMENDMENTS. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by North Country and Purchaser. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given. No failure or delay on Purchaser's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

         (d) ASSIGNMENTS. This Security Agreement shall be binding upon and inure to the benefit of Purchaser, North Country and their respective successors and assigns, except that North Country may not assign or transfer any of its rights and obligations under this Security Agreement without the prior written consent of Purchaser and Purchaser may only assign or transfer any of its rights and obligations under this Security Agreement to the extent permitted under Section 10.4 of the Investment Agreement.

         (e) PARTIAL INVALIDITY. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

         (f) CUMULATIVE RIGHTS, ETC. The rights, powers and remedies of Purchaser under this Security Agreement shall be in addition to all rights, powers and remedies given to Purchaser by virtue of any applicable law, rule or regulation of any governmental authority, the Credit Agreement or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Purchaser's rights hereunder. North Country waives any right to require Purchaser to proceed against any Person or to exhaust any Collateral or to pursue any remedy in Purchaser's power.

         (g) PAYMENTS FREE OF TAXES, ETC. All payments made by North Country under this Security Agreement shall be made by North Country free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, North Country shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by Purchaser, North Country shall furnish evidence satisfactory to Purchaser that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

         (h) NORTH COUNTRY'S CONTINUING LIABILITY. Prior to a foreclosure of Purchaser's security interest in the Collateral or the payment in full of the Obligations, notwithstanding any provision of this Security Agreement or any other Credit Document or any exercise by Purchaser of any of its rights hereunder or thereunder (including, without limitation, any right to collect or enforce any Collateral), (i) North Country shall remain liable to perform its obligations and duties in connection with the Collateral (including, without limitation, the Related Contracts and all other agreements relating to the Collateral) and (ii) Purchaser shall not assume any liability to perform such obligations and duties or to enforce any of North Country's rights in connection with the Collateral (including, without limitation, the Related Contracts and all other agreements relating to the Collateral).

         (i) GOVERNING LAW. This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent otherwise provided in the UCC).

    IN WITNESS WHEREOF, North Country has caused this Security Agreement to be executed as of the day and year first above written.

                                       NORTH COUNTRY JOINT VENTURE, LLC


                                       By:
                                          ------------------------------
                                          Name:
                                               -------------------------
                                          Title:
                                                ------------------------

                                      EXHIBIT C

                               FORM OF PLEDGE AGREEMENT

    THIS PLEDGE AGREEMENT (this "AGREEMENT"), dated as of January __, 1997 is executed by NOR'WESTER BREWING COMPANY, an Oregon Corporation ("BORROWER") in favor of UNITED BREWERIES OF AMERICA, INC., a Delaware corporation ("PURCHASER").


                                       RECITALS

    A. Pursuant to a Credit Agreement, dated as of January __, 1997 (the "CREDIT AGREEMENT"), by and between Borrower and Purchaser, Purchaser has agreed to extend certain credit facilities to Borrower upon the terms and subject to the conditions set forth therein.

    B. Purchaser's obligation to enter into the Credit Agreement and provide Advances to Borrower under the Credit Agreement is subject, among other conditions, to receipt by Purchaser of this Agreement, duly executed by Borrower.


                                      AGREEMENT

    NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower hereby agrees with Purchaser as follows:

    1. DEFINITIONS AND INTERPRETATION. Unless otherwise defined herein, when used in this Agreement, the following terms shall have the following respective meanings:

    "BORROWER" shall have the meaning given to that term in THE INTRODUCTORY PARAGRAPH.

    "CREDIT AGREEMENT" shall have the meaning given to that term in THE INTRODUCTORY PARAGRAPH.

    "NORTH COUNTRY" shall mean North Country Joint Venture, LLC, a limited liability corporation organized under the laws of Oregon.

    "OPERATING AGREEMENT" shall mean that certain North Country Joint Venture, L.L.C. Operating Agreement dated as of March 5, 1996.

    "PERMITTED LIENS" shall have the meaning given to that term in SUBPARAGRAPH 3.01(a).

    "PLEDGED COLLATERAL" shall have the meaning given to that term in PARAGRAPH 2 hereof.

    "PURCHASER" shall have the meaning given to that term in THE INTRODUCTORY PARAGRAPH.

    "UCC" shall mean the Uniform Commercial Code as in effect in the State of California from time to time.

Unless otherwise defined herein, all other capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings given to those terms in the Credit Agreement, and all terms defined in the UCC shall have the respective meanings given to those terms in the UCC. The rules of construction set forth in SECTION I OF THE CREDIT AGREEMENT shall, to the extent not inconsistent with the terms of this Agreement, apply to this Agreement and are hereby incorporated by reference.

    2. PLEDGE. As security for the Obligations, Borrower hereby pledges and assigns to Purchaser and grants to Purchaser a security interest in all right, title and interest of Borrower in and to the property described in ATTACHMENT 1 hereto, whether now owned or hereafter acquired (collectively and severally, the "PLEDGED COLLATERAL"), which pledge and grant shall be deemed to have been made in accordance with Article X of the Operating Agreement by which Purchaser shall at all times be bound.

    3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Purchaser as follows:

         (a) Borrower is the legal and beneficial owner of the Pledged Collateral (or, in the case of after-acquired Pledged Collateral, at the time Borrower acquires rights in the Pledged Collateral, will be the legal and beneficial owner thereof). No other Person has (or, in the case of after-acquired Pledged Collateral, at the time Borrower acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Pledged Collateral, other than with respect to the Liens set forth in ATTACHMENT 2 ("PERMITTED LIENS").

         (b) Purchaser has (or in the case of after-acquired Pledged Collateral, at the time Borrower acquires rights therein, will have) a second priority perfected security interest in the Pledged Collateral subject only to the Permitted Lien in favor of Bank of America NT&SA.

         (c) Borrower keeps all records concerning the Pledged Collateral and all instruments and other writings evidencing the same at its chief executive office located at 66 S.E. Morrison Street, Portland, Oregon 97214.

    4.   COVENANTS.  Borrower hereby agrees as follows:

         (a) Borrower, at Borrower's expense, shall promptly procure, execute and deliver to Purchaser all documents, instruments and agreements and perform all acts which are reasonably necessary or desirable, and which Purchaser may reasonably request, to establish, maintain, preserve, protect and perfect the Pledged Collateral, the Lien granted to Purchaser therein and the priority of such Lien or to enable

    Purchaser to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the preceding sentence, Borrower shall (i) procure, execute and deliver to Purchaser all endorsements, assignments, financing statements and other instruments of transfer reasonably requested by Purchaser and (ii) deliver to Purchaser promptly upon receipt originals of all other Pledged Collateral and all instruments, and other writings evidencing the same.

         (b) Borrower shall pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon, relating to or affecting any Pledged Collateral.

         (c) Without thirty (30) days' prior written notice to Purchaser, Borrower shall not change its place of business (or, if Borrower has more than one place of business, its chief executive office), or the office in which Borrower's records relating to the Pledged Collateral are kept.

         (d) Borrower shall appear in and defend any action or proceeding which may affect its title to or Purchaser's interest in the Pledged Collateral.

         (e) Borrower shall keep separate, accurate and complete records of the Pledged Collateral and shall provide Purchaser with such records and such other reports and information relating to the Pledged Collateral as Purchaser may reasonably request from time to time.

         (f) Borrower shall not surrender or lose possession of (other than to Purchaser), sell, encumber, lease, rent, option, or otherwise dispose of or transfer any Pledged Collateral or right or interest therein and Borrower shall keep the Pledged Collateral free of all Liens except the Liens created pursuant to this Agreement and Permitted Liens.

    5. VOTING RIGHTS AND DIVIDENDS PRIOR TO DEFAULT. Unless an Event of Default has occurred and is continuing (and, if applicable, the expiration of the sixty (60) day period as provided in the Credit Agreement), Borrower may exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof; PROVIDED, HOWEVER, that Borrower shall not exercise or refrain from exercising any such rights where the consequence of such action or inaction would be (a) to impair any Pledged Collateral, the Lien granted to Purchaser therein, the priority of such Lien or Purchaser's rights and remedies hereunder with respect to any Pledged Collateral, (b) to breach or violate any representation, warranty or covenant made by Borrower under this Agreement, the other Credit Documents to which Borrower is a party, the Investment Agreement or any Ancillary Agreement to which Borrower is a party, or (c) otherwise inconsistent with the terms of this Agreement, the other Credit Documents, the Investment Agreement or any Ancillary Agreement.

    6. AUTHORIZED ACTION BY PURCHASER. Borrower hereby irrevocably appoints Purchaser as its attorney-in-fact and agrees that after the occurrence and during the continuance of an Event of Default (and, if applicable, the expiration of the sixty (60) day period as provided in the Credit Agreement) Purchaser may perform (but Purchaser shall not be obligated to and shall incur no liability to Borrower or any third party for failure so to do) any act which Borrower is obligated by this Agreement to perform, and to exercise such rights and powers as Borrower might exercise with respect to the Pledged Collateral, including, without limitation, the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Pledged Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Pledged Collateral; (c) insure, process, preserve and enforce the Pledged Collateral;
(d) make any compromise or settlement, and take any action it deems advisable, with respect to the Pledged Collateral; (e) pay any indebtedness of Borrower relating to the Pledged Collateral; and (f) execute UCC financing statements and other documents, instruments and agreements required hereunder. Borrower agrees to reimburse Purchaser upon demand for all reasonable costs and expenses, including attorneys' fees, Purchaser may incur while acting as Borrower's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations.

    7.  EVENTS OF DEFAULT.

         (a) EVENT OF DEFAULT. Borrower shall be deemed in default under this Agreement upon the occurrence and during the continuance of an Event of Default, as that term is defined in the Credit Agreement.

         (b) VOTING RIGHTS AND DIVIDENDS. Upon the occurrence and during the continuance of an Event of Default (and, if applicable, the expiration of the sixty (60) day period as provided in the Credit Agreement):

               (i) All rights of Borrower to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to PARAGRAPH 5 hereof shall cease and all such rights shall thereupon become vested in Purchaser which shall thereupon have the sole right, but not the obligation, to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments.

              (ii) Borrower shall promptly deliver to Purchaser to hold as Pledged Collateral all dividends and interest received by Borrower after the occurrence and during the continuance of any Event of Default, in the same form as so received (with any necessary endorsement), and, until so delivered, shall hold such dividends and interest in trust for the benefit of Purchaser, segregated from the other property or funds of Borrower.

         (c) OTHER RIGHTS AND REMEDIES. In addition to all other rights and remedies granted to Purchaser by this Agreement, the other Credit Documents, the UCC and other applicable laws, rules or regulations of any governmental authority, Purchaser may, upon the occurrence and during the continuance of any Event of Default (and, if applicable, the expiration of the sixty (60) day period as provided in the Credit Agreement), exercise any one or more of the following rights and remedies: (i) collect, receive, appropriate or realize upon the Pledged Collateral or otherwise foreclose or enforce Purchaser's security interests in any or all Pledged Collateral in any manner permitted by applicable laws, rules or regulations of any governmental authority or in this Agreement; (ii) notify any or all issuers of or transfer or paying agents for the Pledged Collateral or any applicable clearing corporation, financial intermediary or other Person to register the Pledged Collateral in the name of Purchaser or its nominee and/or to pay all dividends, interest and other amounts payable in respect of the Pledged Collateral directly to Purchaser; (iii) sell or otherwise dispose of any or all Pledged Collateral at one or more public or private sales, whether or not such Pledged Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Purchaser may determine; and (iv) require Borrower to assemble all records and information relating to the Pledged Collateral and make it available to Purchaser at a place to be designated by Purchaser. In any case where notice of any sale or disposition of any Pledged Collateral is required, Borrower hereby agrees that seven (7) days notice of such sale or disposition is reasonable. All amounts received by Purchaser as proceeds from the disposition or liquidation of all or any part of the Pledged Collateral shall be applied as follows: first, to the costs and expenses of collection, including court costs and reasonable attorneys' fees, whether or not suit is commenced by Purchaser; next, to those costs and expenses incurred by Purchaser in protecting, preserving, enforcing, collecting, selling or disposing of all or any part of the Pledged Collateral; next, to the payment of accrued and unpaid interest on all of the Obligations; and last, to the payment of the outstanding principal balance of the Obligations. Any excess Pledged Collateral or excess proceeds existing after Purchaser's election to retain or dispose or liquidate the Pledged Collateral (as applicable) will be returned or paid by Purchaser to Borrower. If Purchaser fails to elect to retain, dispose or liquidate the Pledged Collateral within a reasonable time after the occurrence of an Event of Default, Purchaser will be deemed to have elected to retain the Pledged Collateral.

    8.        MISCELLANEOUS.

         (a) NOTICES. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Borrower or Purchaser under this Agreement shall be given as provided in PARAGRAPH 7.01 OF THE CREDIT AGREEMENT.

         (b) EXPENSES. Borrower shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Purchaser in the enforcement or attempted enforcement of this Agreement or in preserving any of Purchaser's rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting this Agreement or any bankruptcy or similar proceeding involving Borrower). The obligations of Borrower under this SUBPARAGRAPH 8(b) shall survive the payment and performance of the Obligations and the termination of this Agreement.

         (c) WAIVERS; AMENDMENTS. This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Borrower and Purchaser. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given. No failure or delay on Purchaser's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

         (d) ASSIGNMENTS. This Agreement shall be binding upon and inure to the benefit of Purchaser, Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of Purchaser and Purchaser may only assign or transfer any of its rights and obligations under this Agreement to the extent permitted under Section 10.4 of the Investment Agreement.

         (e) PARTIAL INVALIDITY. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

         (f) CUMULATIVE RIGHTS, ETC. The rights, powers and remedies of Purchaser under this Agreement shall be in addition to all rights, powers and remedies given to Purchaser by virtue of any applicable law, rule or regulation of any governmental authority, the Credit Agreement or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Purchaser's rights hereunder. Borrower waives any right to require Purchaser to proceed against any Person or to exhaust any Pledged Collateral or to pursue any remedy in Purchaser's power.

         (g) BORROWER'S CONTINUING LIABILITY. Prior to a foreclosure of Purchaser's security interest in the Collateral or the payment in full of the Obligations, notwithstanding any provision of this Agreement or any exercise by Purchaser of any of its rights hereunder (including, without limitation, any right to collect or enforce any Pledged Collateral), (i) Borrower shall remain liable to perform its obligations and duties in connection with the Pledged Collateral and (ii) Purchaser shall not assume or be considered to have assumed any liability to perform such obligations and duties or to enforce any of Borrower's rights in connection with the Pledged Collateral.

         (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent otherwise provided in the UCC).

    IN WITNESS WHEREOF, Borrower has caused this Agreement to be executed as of the day and year first above written.


                                  NOR'WESTER BREWING COMPANY,
                                  an Oregon corporation




                                  --------------------------------
                                  Name:
                                  Title:

                                      EXHIBIT D

                              FORM OF PERSONAL GUARANTY

    THIS PERSONAL GUARANTY ("PERSONAL GUARANTY"), dated as of January __, 1997, is executed by JAMES W. BERNAU, an individual ("GUARANTOR") in favor of UNITED BREWERIES OF AMERICA, INC., a Delaware corporation ("PURCHASER").


                                       RECITALS

    A. Guarantor is a shareholder of Nor'Wester Brewing Company, an Oregon corporation ("BORROWER") and is also the Chairman of the Board of Directors of Borrower.

    B. Pursuant to a Credit Agreement, dated as of January __, 1997 (the "CREDIT AGREEMENT"), by and between Borrower and Purchaser, Purchaser has agreed to extend certain credit facilities to Borrower upon the terms and subject to the conditions set forth therein.

    C. Purchaser's obligation to enter into the Credit Agreement and provide Advances to Borrower under the Credit Agreement is subject, among other conditions, to receipt by Purchaser of this Personal Guaranty, duly executed by Guarantor.


                                      AGREEMENT

    NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees with Purchaser as follows:

    1. DEFINITIONS. When used in this Personal Guaranty, the following terms shall have the following respective meanings:

         "DISALLOWED POST-COMMENCEMENT INTEREST AND EXPENSES" shall mean interest computed at the rate provided in the Credit Agreement or the Convertible Note accruing or claimed at any time after the commencement of any Insolvency Proceeding, if the claim for such interest, reimbursement, costs, expenses or indemnities is not allowable, allowed or enforceable against Borrower in such Insolvency Proceeding.

         "GUARANTEED OBLIGATIONS" shall mean the "Obligations" as such term is defined in the Credit Agreement.

         "INSOLVENCY PROCEEDING" shall mean any case or proceeding under the United States Bankruptcy Code or any other similar law, rule or regulation of the United

    States or any jurisdiction or any other action or proceeding for the reorganization, liquidation, appointment of a receiver, rearrangement of debts, marshalling of assets or similar action relating to Borrower or Guarantor, their respective creditors or any substantial part of their respective assets, whether or not any such case, proceeding or action is voluntary or involuntary.

         "SUBORDINATED OBLIGATIONS" shall have the meaning given to that term in PARAGRAPH 6 hereof.

Unless otherwise defined herein, all other capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings given to those terms in the Credit Agreement. The rules of construction set forth in
SECTION I OF THE CREDIT AGREEMENT shall, to the extent not inconsistent with the terms of this Personal Guaranty, apply to this Personal Guaranty and are hereby incorporated by reference.

    2.   PERSONAL GUARANTY.

         (a) PAYMENT GUARANTY. Guarantor unconditionally guarantees and promises to pay and perform as and when due, upon the demand of Purchaser, any and all of the Guaranteed Obligations. If any Insolvency Proceeding relating to Borrower is commenced, Guarantor further unconditionally guarantees and promises to pay and perform, upon the demand of Purchaser, any and all of the Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses), whether or not such obligations are then due and payable by Borrower and whether or not such obligations are modified, reduced or discharged in such Insolvency Proceeding. This Personal Guaranty is a guaranty of payment and not of collection.

         (b) CONTINUING PERSONAL GUARANTY. This Personal Guaranty is an irrevocable continuing guaranty of the Guaranteed Obligations which shall continue in effect until all of the Guaranteed Obligations have been fully, finally and indefeasibly paid. If any payment on any Guaranteed Obligation is set aside, avoided or rescinded or otherwise recovered from Purchaser, such recovered payment shall constitute a Guaranteed Obligation hereunder and, if this Personal Guaranty was previously released or terminated, it automatically shall be fully reinstated, as if such payment was never made.

         (c) INDEPENDENT OBLIGATION. The liability of Guarantor hereunder is independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Guarantor irrespective of whether action is brought against Borrower or any other guarantor of the Guaranteed Obligations or whether Borrower or any other guarantor of the Guaranteed Obligations is joined in any such action or actions.

         (d) FRAUDULENT TRANSFER LIMITATION. If, in any action to enforce this Personal Guaranty, any court of competent jurisdiction determines that enforcement against Guarantor for the full amount of the Guaranteed Obligations is not lawful under or would be subject to avoidance under Section 548 of the United States Bankruptcy Code or any applicable provision of any comparable law of any state or other jurisdiction, the liability of Guarantor under this Personal Guaranty shall be limited to the maximum amount lawful and not subject to such avoidance.

    3. REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents and warrants to Purchaser as follows:

         (a) Guarantor is an individual with full capacity to execute and deliver this Personal Guaranty.

         (b) This Personal Guaranty and each other document or agreement executed, or to be executed, by Guarantor in connection herewith or therewith has been, or will be, duly executed and delivered by Guarantor and constitutes, or will constitute, a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

         (c) The execution, delivery and performance by Guarantor of this Personal Guaranty and each other document or agreement executed, or to be executed, by Guarantor in connection herewith or therewith and the consummation of the transactions contemplated hereby or thereby are within the power of Guarantor.

         (d) No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of this Personal Guaranty or any other document or agreement executed, or to be executed, in connection herewith or therewith, by Guarantor and the performance and consummation of the transactions contemplated hereby or thereby which would materially impair Purchaser's ability to collect on this Personal Guaranty.

         (e) The execution, delivery and performance by Guarantor of this Personal Guaranty and each other document or agreement executed, or to be executed, by Guarantor in connection herewith or therewith does not (i) violate any provision of any law or regulation; (ii) result in any breach of or default under any contract, obligation, indenture or other instrument to which such Person is a party or by which such Person may be bound; or
    (iii) result in the creation or imposition of any Lien upon any asset or property of such Person which would materially impair Purchaser's ability to collect on this Personal Guaranty.

         (f) Guarantor has no knowledge of any pending assessments or adjustments of Guarantor's income tax payable with respect to any year.

         (g) There is no agreement, indenture, contract or instrument to which Guarantor is a party or by which Guarantor may be bound that requires the subordination in right of payment of any of Guarantor's obligations subject to this Principal Guaranty and the other documents or agreements executed, or to be executed, by Guarantor in connection herewith or therewith to any other obligation of Guarantor.

         (h) Neither this Personal Guaranty nor any other document or agreement executed, or to be executed, by Guarantor in connection herewith or therewith and none of the other certificates, financial statements or information furnished to Purchaser by Guarantor in connection with this Personal Guaranty and the other documents or agreements executed, or to be executed, by Guarantor in connection herewith or therewith or the transactions contemplated hereby or thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    4. COVENANTS. Until all of the Guaranteed Obligations have been fully, finally and indefeasibly paid, Guarantor shall comply with the following covenants:

         (a) To the extent possible, Guarantor shall cause Borrower to materially comply with each of the covenants applicable to Borrower as set forth in the Credit Agreement and the Convertible Note;

         (b) Guarantor shall materially comply with all applicable laws and material contractual obligations; and

         (c) Guarantor shall pay and discharge when due any and all material indebtedness, obligations, assessments and taxes, both real or personal, including, without limitation, Federal and state income taxes and state and local property taxes and assessments owed by Guarantor.

    5.   AUTHORIZATIONS, WAIVERS, ETC.

         (a) AUTHORIZATIONS. Guarantor authorizes Purchaser in its reasonable discretion, without notice to Guarantor except as required by applicable law, irrespective of any change in the financial condition of Borrower, Guarantor or any other guarantor of the Guaranteed Obligations since the date hereof, and without affecting or impairing in any way the liability of Guarantor hereunder, from time to time to:

              (i) Exercise any right or remedy Purchaser may have against Borrower, Guarantor, any other guarantor of the Guaranteed Obligations or any security, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale;

              (ii) Settle, compromise with, release or substitute any one or more makers, endorsers or guarantors of the Guaranteed Obligations; and

              (iii) To the extent permitted pursuant to SUBPARAGRAPH
         7.04 OF THE CREDIT AGREEMENT, assign the Guaranteed Obligations, this Personal Guaranty or any other Credit Document in whole or in part.

         (b)  WAIVERS.  Guarantor hereby waives:

              (i) Any right to require Purchaser to (A) proceed against Borrower or any other guarantor of the Guaranteed Obligations,
         (B) proceed against or exhaust any security received from Borrower, Guarantor or any other guarantor of the Guaranteed Obligations or otherwise marshall the assets of Borrower or (C) pursue any other remedy in Purchaser's power whatsoever;

              (ii) Any defense arising by reason of the application by Borrower of the proceeds of any borrowing;

              (iii) Any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of Guarantor against Borrower, any other guarantor of the Guaranteed Obligations or any security, whether resulting from an election by Purchaser to foreclose upon security by nonjudicial sale, or otherwise;

              (iv) Any benefit arising from any setoff or counterclaim of Borrower or any defense which results from any disability or other defense of Borrower or the cessation or stay of enforcement from any cause whatsoever of the liability of Borrower (including, without limitation, the lack of validity or enforceability of the Credit Agreement or the Convertible Note);

              (v) Any defense based upon any law, rule or regulation which provides that the obligation of a surety must not be greater or more burdensome than the obligation of the principal;

              (vi) Until all obligations of Purchaser to extend credit to Borrower have terminated and all of the Guaranteed Obligations have been fully, finally and indefeasibly paid, any right of subrogation, reimbursement, indemnification or contribution and other similar right to enforce any remedy which Purchaser or any other Person now has or may hereafter have against Borrower on account of the Guaranteed Obligations, and any benefit of, and any right to participate in, any security now or hereafter received by Purchaser or any other Person on account of the Guaranteed Obligations;

              (vii) All presentments, demands for performance, notices of non-performance, notices delivered under the Credit Agreement or the Convertible Note, protests, notice of dishonor, and notices of acceptance of this Personal Guaranty and of the existence, creation or incurring of new or additional Guaranteed Obligations and notices of any public or private foreclosure sale;

              (viii) Any appraisement, valuation, stay, extension, moratorium redemption or similar law or similar rights for marshalling;

              (ix) Any right to be informed by Purchaser of the financial condition of Borrower or any other guarantor of the Guaranteed Obligations or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Guaranteed Obligations;

              (x) Until all obligations of Purchaser to extend credit to Borrower have terminated and all of the Guaranteed Obligations have been fully, finally and indefeasibly paid, any right to revoke this Personal Guaranty;

              (xi)   Any defense arising from an election for the application of
         Section 1111(b)(2) of the United States Bankruptcy Code which applies to the Guaranteed Obligations; and

              (xii) Any defense based upon any borrowing or grant of a security interest under Section 364 of the United States Bankruptcy Code.

    Without limiting the scope of any of the foregoing provisions of this PARAGRAPH 5, Guarantor hereby further waives (A) all rights and defenses arising out of an election of remedies by Purchaser, even though that election of remedies has destroyed Guarantor's rights of subrogation and reimbursement against Borrower and (B) all other rights and defenses available to Guarantor by reason of Sections 2787 to 2855, inclusive,
    Section 2899 or Section 3433 of the California Civil Code or Section 3605 of the California Commercial Code. Notwithstanding the foregoing provisions of this PARAGRAPH 5, however, Guarantor shall at all times be entitled to the same benefits as Borrower arising with respect to any setoff, defense or counterclaim asserted by Borrower based upon Purchaser's failure to perform its obligations under the Credit Agreement or any other Credit Document.

         (c) FINANCIAL CONDITION OF BORROWER, ETC. Guarantor is fully aware of the financial condition and affairs of Borrower. Guarantor has executed this Personal Guaranty without reliance upon any representation, warranty, statement or information concerning Borrower furnished to Guarantor by Purchaser and has, independently and without reliance on Purchaser, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of Borrower and of other circumstances affecting the risk of nonpayment or nonperformance of the Guaranteed Obligations. Guarantor is in a position to obtain, and assumes full responsibility for obtaining, any additional information about the financial condition and affairs of Borrower and of other circumstances affecting the risk of nonpayment or nonperformance of the Guaranteed

    Obligations and will, independently and without reliance upon Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action in connection with this Personal Guaranty.

    6.   SUBORDINATION.    Guarantor and Guarantor's spouse hereby subordinate
any indebtedness of Borrower or any of their Subsidiaries to Guarantor or Guarantor's spouse to the Guaranteed Obligations. Guarantor and Guarantor's spouse agree that Purchaser shall be entitled to receive payment on the Guaranteed Obligations before Guarantor or Guarantor's spouse receives payment of any indebtedness of Borrower or any of their Subsidiaries to Guarantor or Guarantor's spouse. Any payments on such indebtedness of Borrower or their Subsidiaries to Guarantor or Guarantor's spouse, if Purchaser so requests, shall be collected, enforced and received by Guarantor or Guarantor's spouse as trustee for Purchaser and be paid over to Purchaser on account of the Guaranteed Obligations. Purchaser is authorized and empowered (but without any obligation to so do), in its discretion, (a) in the name of Guarantor or Guarantor's spouse, to collect and enforce, and to submit claims in respect of, indebtedness of Borrower to Guarantor or Guarantor's spouse and to apply any amounts received thereon to the Guaranteed Obligations, and (b) to require Guarantor and Guarantor's spouse (i) to collect and enforce, and to submit claims in respect of, indebtedness of Borrower or any of their Subsidiaries to Guarantor or Guarantor's spouse, and (ii) to pay any amounts received on such indebtedness to Purchaser for application to the Guaranteed Obligations. Notwithstanding the foregoing, prior to the occurrence of an Event of Default, Guarantor shall be entitled to receive from Borrower compensation in the form of salary in an aggregate amount not to exceed in any fiscal year $125,000 and board approved bonuses, if any.

    7.   MISCELLANEOUS.

         (a) NOTICES. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Guarantor or Purchaser under this Personal Guaranty shall be in writing and faxed, mailed or delivered at his or its respective facsimile number or address set forth below (or to such other facsimile number or address for each party as indicated in any notice given by that party to the other party). All such notices and communications shall be effective
    (i) when sent by Federal Express or other overnight service of recognized standing, on the second day following the deposit with such service; (ii) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and (iv) when faxed, upon confirmation of receipt.

         Purchaser:     UNITED BREWERIES OF AMERICA, INC.
                        Attn:  Mr. Vijay Mallya
                        One Harbor Drive, Suite 102
                        Sausalito, California 94965
                        Telephone:  (415) 289-1400
                        Facsimile:  (415) 289-1409

         With a
         copy to:       ORRICK, HERRINGTON & SUTCLIFFE
                        400 Sansome Street
                        San Francisco, California  94111
                        Attn:       Alan Talkington, Esq.
                        Telephone:  (415) 773-5762
                        Facsimile:  (415) 773-5759

         Guarantor:     JAMES W. BERNAU
                        8800 Enchanted Way, S.E.
                        Turner, Oregon  97392
                        Telephone:  (503) 371-1664
                        Facsimile:  (503) 371-1664

         With
         copies to:     ATER WYNNE HEWITT DODSON & SKERRITT, LLP
                        Attorneys at Law
                        Suite 1800
                        222 S.W. Columbia
                        Portland, Oregon 97201-6618
                        Attn:  Jack W. Schifferdecker, Jr.
                        Telephone:  (503) 226-8614
                        Facsimile:  (503) 226-0079

              and

                        DONALDSON, ALBERT, TWEET, CONNOLLY,
                        HANNA & MUNIZ
                        340 Vista Avenue, Suite 310
                        P.O. Box 968
                        Salem, Oregon 97308
                        Attn:     Gordon R. Hanna
                        Telephone:  (503) 585-2055
                        Facsimile:  (503) 375-2649

         (b) PAYMENTS. Guarantor shall make all payments required hereunder to Purchaser, or its order, at Purchaser's office located at the address set forth in SUBPARAGRAPH 7(a) hereof, or at such other office as Purchaser may designate, on demand, in dollars. If any amounts required to be paid by Guarantor under this

    Personal Guaranty are not paid when due, Guarantor shall pay interest on the aggregate, outstanding balance of such amounts from the date due until those amounts are paid in full at a per annum rate equal to the then current Interest Rate (as defined in the Credit Agreement) PLUS three percent (3.00%).

         (c) EXPENSES. Guarantor shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Purchaser in the enforcement or attempted enforcement of this Personal Guaranty or in preserving any of Purchaser's rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting this Personal Guaranty or any bankruptcy or similar proceeding involving Guarantor). The obligations of Guarantor under this SUBPARAGRAPH 7(c) shall survive the payment and performance of the Guaranteed Obligations and the termination of this Personal Guaranty.

         (d) WAIVERS; AMENDMENTS. This Personal Guaranty may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Guarantor and Purchaser. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given. No failure or delay on Purchaser's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

         (e) ASSIGNMENTS. This Personal Guaranty shall be binding upon and inure to the benefit of Purchaser and Guarantor and their respective successors and assigns; PROVIDED, HOWEVER, that Guarantor may not assign or transfer any of its rights and obligations under this Personal Guaranty without the prior written consent of Purchaser; and PROVIDED, FURTHER, and Purchaser may only assign or transfer any of its rights and obligations under this Personal Guaranty to the extent permitted under Section 10.4 of the Investment Agreement.

         (f) CUMULATIVE RIGHTS, ETC. The rights, powers and remedies of Purchaser under this Personal Guaranty shall be in addition to all rights, powers and remedies given to Purchaser by virtue of any applicable law, rule or regulation of any governmental authority, any other document or any other agreement executed by Guarantor in connection herewith or therewith, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Purchaser's rights hereunder. Guarantor waives any right to require Purchaser to proceed against any Person or to pursue any remedy in Purchaser's power.

         (g) PARTIAL INVALIDITY. If at any time any provision of this Personal Guaranty is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Personal Guaranty nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

         (h) LIABILITY ABSOLUTE. The liability of Guarantor hereunder is absolute and unconditional and shall not be affected by any circumstances whatsoever, including without limitation, any right of set-off, defense or counterclaim asserted by Guarantor or any other Person against Purchaser based upon any failure by Purchaser or any other Person to perform any of its or their obligations to Borrower contained in the Investment Agreement, any Ancillary Agreement or any agreement or agreements related hereto or thereto, but excluding any right of set-off, defense or counterclaim asserted by Borrower based upon Purchaser's failure to perform its obligations under the Credit Agreement or any other Credit Document.

         (i) GOVERNING LAW. This Personal Guaranty shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

    IN WITNESS WHEREOF, Guarantor has caused this Personal Guaranty to be executed as of the day and year first above written.



                                       -----------------------------
                                       JAMES W. BERNAU


CONSENT OF SPOUSE



---------------------------------
CATHY BERNAU

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                   CREDIT AGREEMENT


                                    BY AND BETWEEN


                              NOR'WESTER BREWING COMPANY


                                         AND


                          UNITED BREWERIES OF AMERICA, INC.





                                   January 30, 1997





--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----


SECTION I.         INTERPRETATION...........................................  1
    1.01.     Definitions...................................................  1
    1.02.     GAAP..........................................................  4
    1.03.     Headings......................................................  4
    1.04.     Plural Terms..................................................  4
    1.05.     Time..........................................................  4
    1.06.     Governing Law.................................................  4
    1.07.     Entire Agreement..............................................  4
    1.08.     Calculation of Interest and Fees..............................  4
    1.09.     Other Interpretive Provisions.................................  4

SECTION II.        CREDIT FACILITY..........................................  5
    2.01.     Credit Facility...............................................  5
    2.02.     Making the Advances...........................................  5
    2.03.     Interest and Repayment........................................  5
    2.04.     Payments and Computations.....................................  6
    2.05.     Security......................................................  6

SECTION III.       CONDITIONS PRECEDENT.....................................  6
    3.01.     Initial Conditions Precedent..................................  6
    3.02.     Conditions Precedent to Each Advance..........................  7

SECTION IV.        REPRESENTATIONS AND WARRANTIES...........................  7
    4.01.     Borrower's Representations and Warranties.....................  7
    4.02.     Reaffirmation.................................................  8

SECTION V.         COVENANTS................................................  8
    5.01.     Covenants.....................................................  8

SECTION VI.        DEFAULT..................................................  9
    6.01.     Events of Default.............................................  9
    6.02.     Remedies...................................................... 10

SECTION VII.       MISCELLANEOUS............................................ 11
    7.01.     Notices....................................................... 11
    7.02.     Expenses...................................................... 12
    7.03.     Waivers; Amendments........................................... 12
    7.04.     Successors and Assigns........................................ 13
    7.05.     No Third Party Rights......................................... 13
    7.06.     Partial Invalidity............................................ 13

Section                                                                     Page
-------                                                                     ----

    7.07.     Obligation Absolute........................................... 13
    7.08.     Counterparts.................................................. 13

Schedules
---------

Schedule 3.01           -    Initial Conditions Precedent
Schedule 4.01(c)        -    Disclosed Conflicts
Schedule 5.01(d)        -    Existing Indebtedness


Exhibits
--------

Exhibit A               -    Form of Convertible Note
Exhibit B               -    Form of Security Agreement
Exhibit C               -    Form of Pledge Agreement
Exhibit D               -    Form of Personal Guaranty




                                          ii